SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

__________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 24, 2010

CITIZENS COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Wisconsin
(State or other jurisdiction of incorporation)

001-33003	20-5120010
(Commission File Number)	(I.R.S. Employer I.D. Number)

2174 EastRidge Center, Eau Claire, Wisconsin	54701
(Address of Principal Executive Offices)	(Zip Code)

715-836-9994
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
                        Compensatory Arrangements of Certain Officers.

Effective June 24, 2010, Edward H. Schaefer, of Eau Claire, WI, has resigned as a director of Citizens Community Bancorp, Inc. (the "Company").  Mr. Schaefer will continue to serve as the Company's Chief Executive Officer and as a director and the Chief Executive Officer of the Company's wholly owned subsidiary, Citizens Community Federal, a unitary savings and loan holding company which is subject to regulation by the Office of Thrift Supervision (the "Bank").  Effective June 24, 2010, the Company's Board of Directors also apointed Mr. Schaefer as the Company's President.  Timothy J. Cruciani, the Company's former President, was appointed Chief Operating Officer effective June 24, 2010.  Information regarding Mr. Schaefer's and Mr. Cruciani's age, business experience, employment history and related matters are included in the Company's definitive proxy statement for the annual meeting of shareholders held on February 25, 2010, which was filed with the Securities and Exchange Commission on January 19, 2010.

Effective July 1, 2010, the Bank will enter into an employment agreement with Mr. Schaefer.  Under the terms of the agreement, Mr. Schaefer's employment with the Bank shall continue until December 31, 2012.  Under the employment agreement, Mr. Schaefer agrees to perform the duties currently being performed by him in addition to other duties that may be assigned from time to time by the Bank's Board of Directors.  The Bank agrees to pay Mr. Schaefer a salary not less than the salary currently being received by Mr. Schaefer over the term of the agreement and to provide fringe benefits that are provided to all other salaried employees who are in comparable positions.  A copy of the Employment Agreement is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Effective June 24, 2010 and upon recommendation from the Company's Nominating Committee, the Company's Board appointed Timothy A. Nettesheim, as a director of the Company to fill the vacancy in the Company's Board of Directors created by the resignation of Mr. Schaefer.  Mr. Nettesheim will serve as a director of the Company for the remainder of the three year term pursuant to which Mr. Schaefer was elected at the 2010 Annual Meeting of Shareholders of the Company.  Mr. Nettesheim was also appointed as a director of the Bank effective as of June 24, 2010 or until his prior death, resignation or removal.  Mr. Nettesheim is a director and a shareholder of Reinhart Boerner Van Deuren s.c. ("Reinhart").  Reinhart serves as the Company's outside legal counsel.  Since the beginning of the Company's last fiscal year (October 1, 2008), Reinhart has billed the Company approximately $240,000 for legal services.

Section 9 – Financial Statements and Exhibits

Item 9.01       Financial Statements and Exhibits

(d)       Exhibits

The following exhibit is filed herewith:

Exhibit 99.1 – Employment Agreement by and between Edward H. Schaefer and Citizens Community Federal dated effective as of July 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIZENS COMMUNITY BANCORP, INC.

Date:  June 25, 2010
BY  /s/ Edward H. Schaefer
        Edward H. Schaefer, Chief Executive Officer